LAW OFFICES
                                STEVEN L. SISKIND


MEMBER OF NEW YORK
AND FLORIDA BARS
                                    Suite 403
                                645 FIFTH AVENUE
                              NEW YORK, NEW ~ 10022
                                 (212) 750-2002              FLORIDA OFFICE:
                               Fax (212) 838-7982          ONE FINANCIAL PLAZA
                                                               SUITE 2626
                                                        FT. LAUDERDALE, FL 33394
                                                             (305) 523-2626



                                 August 3, 1999

          Mr. Stuart Radin
          Callfree Telecom Communications Corp.
          400 Perimeter Center Terrace
          Atlanta, Georgia   30346

          Dear Mr. Radin:

          I have acted as counsel to Callfree Telecom Communications Corp. (the "Company"), in connection with an offering of 500,000 Units of the Company's securities, pursuant to a Registration Statement on Form SB-2 ("Registration Statement") . You have requested my opinion as to certain matters in connection with the post effective amendment to the Registration Statement.

          In my capacity as counsel to the Company, I have examined and am familiar with the originals or copies, the authenticity of which have been established to my satisfaction, of all documents, corporate records and other instruments I have deemed necessary to express the opinions hereinafter set forth.

          Based on the foregoing and upon consideration of applicable law, it is my opinion that the 500,000 Units to be issued by the Company, will, upon payment for and delivery of the Units in the manner described in the Registration Statement, be validly issued, fully paid and non-assessable.

          Furthermore, I consent to the use of this opinion as an Exhibit to the Post Effective Amendment to the Registration Statement.



                                        Very truly yours,

                                        /s/ Steven L. Siskind
                                        ----------------------
                                        Steven L. Siskind